EXHIBIT 99(a)
TD BANKNORTH INC.
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
                                    , 2005
THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, as a holder of common stock of TD Banknorth Inc., hereby appoints O. William Robertson and Roger Percival, as Proxies, each with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of TD Banknorth which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 on ___day, ___, 2005, at 10:00 a.m., local time, or any adjournment thereof.
     This Proxy may be revoked at any time before it is exercised.
     Shares of common stock of TD Banknorth will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth, Hudson United Bancorp and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank, and the transactions contemplated thereby. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.
     A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.
IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE
SPECIAL MEETING OF SHAREHOLDERS OF
TD BANKNORTH INC.
                                    , 2005

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒	Please mark here for address change or comments ☐ SEE REVERSE SIDE Please note that changes to the registered name(s) on the account may not be submitted via this method

1.	Proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United Bancorp, and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank, and the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.
     The Board of Directors of TD Banknorth recommends a vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby. Such votes are hereby solicited by the Board of Directors.

Note:	If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Signature:	Signature:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.
FOLD AND DETACH HERE
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PROXY VOTING INSTRUCTIONS
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/bnk1 Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.